UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                  ------------

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]       Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec.240.14a-12

                        CLEAN DIESEL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                         CLEAN DIESEL TECHNOLOGIES, INC.
                         300 ATLANTIC STREET, SUITE 702
                               STAMFORD CT  06901

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 7, 2007

                    ----------------------------------------

To the Stockholders of Clean Diesel Technologies, Inc.:

     The annual meeting (the "Meeting") of stockholders of Clean Diesel Technologies, Inc., a Delaware corporation ("Clean Diesel"), will be held Thursday, June 7, 2007, at the Edward VII Room, Durrants Hotel, George Street, London W1H 5BJ at 11:00 a.m. to consider and vote upon the following items, each of which is explained more fully in the attached Proxy Statement. We have enclosed a proxy card for your use in voting.

     1.   To elect six (6) directors;
     2. To ratify the appointment of Eisner LLP as independent auditors for the year 2007;
     3. To authorize the Directors, in their discretion, to amend the Clean Diesel Restated Certificate of Incorporation to reduce our authorized capital to 12,100,000 shares, to reduce the par value of our shares to $0.01 per share, and to effect a reverse stock split of common stock at an exchange ratio of five to one; and
     4. To transact any other business that may properly come before the meeting or any adjournment.

     Only holders of our Common Stock of record at the close of business on April 9, 2007 are entitled to notice of and to vote at the meeting.

     Following the meeting there will be a presentation of our business activities and an opportunity for stockholders to ask questions.

     The Clean Diesel Technologies, Inc. Annual Report for 2006 is enclosed with this Notice of Meeting and Proxy Statement.

By Order of the Board of Directors

Charles W. Grinnell
Secretary

Stamford, Connecticut
April __, 2007

WHILE THE PRESENCE IN PERSON OR BY PROXY OF STOCKHOLDERS ENTITLED TO CAST ONE THIRD OF THE OUTSTANDING SHARES SHALL CONSTITUTE A QUORUM AT THE MEETING, NEVERTHELESS, THE AFFIRMATIVE VOTES OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES IS REQUIRED FOR THE APPROVAL OF PROPOSAL 3 OF THE AGENDA. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS REQUESTED THAT YOU PROMPTLY FILL OUT, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM TO THE SENDER IN THE ENCLOSED RETURN ENVELOPE.

STOCKHOLDERS IN GREAT BRITAIN SHOULD FORWARD THEIR PROXY CARDS TO CAPITA IRG, THE REGISTRY, 34 BECKENHAM ROAD, BECKENHAM, KENT BR3 4TU, U.K. AND ALL OTHER STOCKHOLDERS TO AMERICAN STOCK TRANSFER AND TRUST COMPANY, 6201 15TH AVENUE, THIRD FLOOR, BROOKLYN NY 11219, USA.

A SKETCH SHOWING THE LOCATION OF THE DURRANTS HOTEL IS PRINTED ON THE REVERSE PAGE.

(INSERT DRAWING)

                         CLEAN DIESEL TECHNOLOGIES, INC.

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------


THE MEETING AND FORM OF PROXY

     The Board of Directors of Clean Diesel Technologies, Inc., a Delaware corporation, is soliciting your votes on the enclosed form of proxy. The proxy is for your use in voting your Clean Diesel shares at the 2007 annual meeting of stockholders. The meeting will be at 11:00 a.m. on June 7, 2007 at the Edward VII Room, Durrants Hotel, George Street, London W1H 5BJ, U.K. Any one of the persons you appoint on the form of proxy will be your representative to vote your shares according to your instructions at the meeting and at any adjournments.

SHARES ELIGIBLE TO VOTE; QUORUM

     The record date for the meeting is April 9, 2007. You may vote at the meeting in person or by proxy but only if you were a stockholder of Clean Diesel common stock at the close of business on the record date. At the record date, according to the records of our transfer agents, American Stock Transfer and Trust Company and Capita IRG, we had 32,195,008 shares of common stock outstanding. That is the number of shares of Common Stock that the stockholders may vote at the meeting. The Common Stock is our only outstanding security.
You may cast one vote for each share you hold. You may examine a stockholders list showing the stockholders at the record date at the address printed on the Notice of Meeting. That list will also be available for inspection at the meeting.

     The quorum for the meeting, in other words, the number of shares required to be present for a legally constituted meeting, is the presence in person or by proxy of at least 10,731,670 shares of Common Stock, representing one third of the outstanding shares. Abstentions and broker non-votes are counted in determining whether a quorum is present, but are not counted in the calculation of the vote.

FORM OF PROXY; REVOCABILITY

     You may appoint a proxy, or representative, at the meeting other than the persons named on the enclosed form of proxy. If you do wish to appoint some other person, who need not be a stockholder, you may do so by completing another form of proxy for use at the meeting. Completed forms of proxy should be mailed promptly to the transfer agent in the enclosed return envelope.

     You may revoke your proxy at any time before it is voted, including at the meeting. If you sign and return your proxy and do not revoke it, the proxy holders will vote the shares it represents at the meeting in accordance with your instructions. If the proxy is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board.

PROXY SOLICITATION; DISTRIBUTION

     Members of the Board and our executive officers may solicit stockholders' proxies. We will bear the cost of proxy solicitation, if any.

     We distributed this Proxy Statement and the accompanying Annual Report to Stockholders, commencing April __, 2007.

                       PROPOSAL 1.  ELECTION OF DIRECTORS

     We are asking you to vote for the election of six nominees as directors of Clean Diesel. The nominees were recommended by the Compensation and Nominating Committee of the Board. The term of office of each director is until the 2008 annual meeting or until a successor is duly elected or, if before then, a director resigns, retires or is removed by the stockholders.

     THE NOMINEES

     The nominees are John A. de Havilland, Derek R. Gray, Charles W. Grinnell, John J. McCloy II, David F. Merrion and Bernhard Steiner. These nominees are all incumbents. Biographical information is set out below under the caption "Directors and Executive Officers of Clean Diesel." Details concerning directors' compensation are set out below under the captions "Executive Compensation" and "Directors Compensation."

     The following table sets forth certain information with respect to each person nominated and recommended to be elected as a director of Clean Diesel.

Name                  Age  Director Since
--------------------  ---  --------------
John A. de Havilland   69       1994
Derek R. Gray          73       1998
Charles W. Grinnell    70       1994
John J. McCloy II      69       2005
David F. Merrion       70       2006
Bernhard Steiner       58       2004

AVAILABILITY

     The nominees have all consented to stand for election and to serve, if elected. If one or more of these nominees becomes unavailable or declines to accept election as a director, votes will be cast for a substitute nominee, if any, designated by the Board on recommendation of the Compensation and Nominating Committee. If no substitute nominee is designated prior to the election, the individuals named as proxies on the enclosed proxy card will exercise their judgment in voting the shares that they represent, unless the Board reduces the number of directors.

PLURALITY VOTING

     A motion will be made at the meeting for the election as directors of the above mentioned six nominees. Under Delaware law and Clean Diesel's Bylaws, a vote by a plurality of the shares voting is required for the election of directors. Under plurality voting, directors who receive the most "for" votes are elected; there is no "against" option and votes that are "withheld" or not cast are disregarded in the count. If a nominee receives a plurality of votes but does not, however, receive a majority of votes, that fact will be considered by the Compensation and Nominating Committee in any future decision on nominations.

     THE AFFIRMATIVE VOTE OF A PLURALITY OF THE SHARES VOTING IS REQUIRED TO ELECT THE NOMINEES AS DIRECTORS. THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

                        DIRECTORS AND EXECUTIVE OFFICERS

     JOHN A. DE HAVILLAND has been a director of Clean Diesel since its inception. Mr. de Havilland was a director of J. Henry Schroder Wagg & Co. Ltd., a merchant bank, from 1972 until his retirement in 1989. Except for the period of April through December 1998, Mr. de Havilland was a Managing Director of Fuel-Tech N.V., (now Fuel Tech, Inc.) a pollution control company, from 1987 through March 1, 2002.

     DEREK R. GRAY has been a director of Clean Diesel since 1998. Mr. Gray has been Managing Director of S G Associates Limited, a United Kingdom fiscal advisory firm since 1971 and a director of Velcro Industries N.V., a manufacturing company, since 1974.

     CHARLES W. GRINNELL has been Vice President, General Counsel and Corporate Secretary of Clean Diesel since its inception and has held the same positions with Fuel Tech, Inc. since 1987. Mr. Grinnell, a director of Fuel Tech, Inc., is engaged in the private practice of corporate law in Stamford, Connecticut.

     JOHN J. MCCLOY II is a private investor concentrating on venture capital and early stage investment projects in a variety of industries. He is Chairman of Gravitas Technology, Inc., an information technology company; the Sound Shore Mutual Fund, Inc.; Ashland Management, Inc., an investment advisory firm; the American Council on Germany; and a member of the U.S. Council on Foreign Relations. He was also a director of NCT Group, Inc. from 1986 to February 2007.

     DAVID F. MERRION has been a director of Clean Diesel since June 2006 and Chairman of the Clean Diesel Technical Advisory Board since January 10, 2005. He is the principal of David F. Merrion LLC, a consulting practice. Mr. Merrion is a retired Executive Vice President - Engineering of Detroit Diesel Corporation, his employer from 1988 to 1999. He has been a director of Catalytica Energy Systems, Inc., a catalytic research and development company since 2004 and a director of Greenvision Technology, LLC, an intellectual property holding company, since 2000.

     DR. BERNHARD STEINER became Chief Executive Officer of Clean Diesel on September 14, 2004 and President on January 25, 2006. Dr. Steiner held Executive Director positions from 2003 at both Wayfinder Systems AB of Sweden, a navigation and location software development company, and OWR AG, a leading nuclear, biological and chemical protection solutions company. He continues as a non-executive director at both companies. From 1999 until 2003, Dr. Steiner was General Manager of the Software Solutions Group of Motorola, Inc., an electronics company. From 1994 until 1999, he was Chairman and Chief Executive of the NXT PLC Group companies Wharfedale and Mission and from 1996, Group Managing Director of NXT PLC. Dr. Steiner, a graduate of the University of St. Gallen, Switzerland, has also during his business career held executive sales and marketing positions at Canon, Sony and Amstrad PLC.

     R. GLEN REID, 60, has been Vice President - Sales and Marketing of Clean Diesel since April 18, 2003 and an employee of Clean Diesel since 2002. From 1999 to 2002, Mr. Reid was Vice President - Sales and Marketing of Marathon Sensors, Inc., a manufacturer of sensors and associated instrumentation.

     TIMOTHY ROGERS, 45, has been Executive Vice President - International Operations since January 25, 2006; had been Vice President - International of Clean Diesel since February 21, 2004; and had been a consultant to Clean Diesel since September 30, 2003. From 2002 to September 2003, he was Director of Sales and Marketing of ADAS Consulting, Ltd. and from 1993 to 2002, was a Director of Adastra, a wholly owned-subsidiary of Associated Octel Company, Ltd, a U.K.-based multinational Petrochemical Company.

     ANN B. RUPLE, 55, has been Vice President, Treasurer and Chief Financial Officer of Clean Diesel since December 13, 2006. Previously she had been Director, Financial Reporting, Planning and Analysis of NCT Group, Inc., a technology company, her employer since 1998. Ms. Ruple is a Certified Public Accountant and holds an MBA Degree.

     DR. WALTER G. COPAN, 53, has been Executive Vice President - North American Operations & Chief Technology Officer of Clean Diesel since January 25, 2006; and he had been Vice President and Chief Technology Officer from August 3, 2005 when he joined Clean Diesel. Previously, Dr. Copan had been Principal Licensing Executive, Technology Transfer, of the National Renewable Energy Laboratory of the U.S. Department of Energy since June 2003; and before that had been Managing Director, Technology Transfer and Licensing of The Lubrizol Corporation, a fuel additive company, his employer since 1975.

     There are no family relationships among any of the director nominees or executive officers. Please also see the text below under the captions "Certain Relationships and Related Transactions."

COMMITTEES OF THE BOARD

     The standing Committees of the Board are an Audit Committee and a Compensation and Nominating Committee. Messrs. Gray, McCloy and Merrion are the members of the Audit Committee. Messrs. de Havilland, Gray and Merrion are the members of the Compensation and Nominating Committee. Mr. Gray is Chairman of the Audit Committee. Mr. de Havilland is Chairman of the Compensation and Nominating Committee. The Charters of the Audit and the Compensation and Nominating Committees are available for viewing on the Clean Diesel web site
<www.cdti.com>.

     The Audit Committee

     The Audit Committee is responsible for review of audits, financial reporting and compliance, and accounting and internal controls policy. For audit services, the Audit Committee is responsible for the engagement and compensation of independent auditors, oversight of their activities and evaluation of their independence. The Audit Committee has instituted procedures for receiving reports of improper record keeping, accounting or disclosure. The Board has also constituted the Audit Committee as a Qualified Legal Compliance Committee in accordance with Securities and Exchange Commission regulations.

     In the opinion of the Board, each of the voting members of the Audit Committee has both business experience and an understanding of generally accepted accounting principles and financial statements enabling them to effectively discharge their responsibilities as members of that Committee. Moreover, the Board has determined that Mr. Gray is a financial expert within the meaning of Securities and Exchange Commission regulations. In making this determination the Board considered Mr. Gray's formal training, and long experience in accounting and auditing and his former service for many years as the Chairman of the Audit Commit tee of another reporting Company under the Securities Exchange Act.

     Compensation and Nominating Committee

     The Compensation and Nominating Committee is responsible for establishing executive compensation and administering Clean Diesel Technologies' Incentive Compensation Plan and also identifies director nominees for election to fill vacancies on our Board of Directors. Nominees are approved by the Board on recommendation of the Committee.

     In evaluating nominees, the Committee particularly seeks candidates of high ethical character with significant business experience at the senior management level who have the time and energy to attend to Board responsibilities. Candidates should also satisfy such other particular requirements that the Committee may consider important to our business at the time. When a vacancy occurs on the Board, the Committee will consider nominees from all sources, including stockholders, nominees recommended by other parties, and candidates known to the Directors or our management. The Committee may, if appropriate, make use of a search firm and pay a fee for services in identifying candidates. The best candidate from all evaluated will be recommended to the Board to consider for nomination.

     Stockholders who wish to recommend candidates for consideration as nominees should on or before January 1 in each year furnish in writing detailed biographical information concerning the candidate to the Committee addressed to the Corporate Secretary of Clean Diesel at the address set out on the Notice of Meeting.

     Compensation & Nominating Committee Interlocks and Insider Participation

     There were no Compensation and Nominating Committee interlocks or insider, i.e. employee, participation during 2006.

CORPORATE GOVERNANCE

     Director Independence

     Messrs. Gray, de Havilland, McCloy and Merrion are independent directors under the definition of NASDAQ Rule 4500(a)(15). The members of our Audit Committee, Messrs. Gray, McCloy and Merrion, are also independent under the more restrictive independence standard applicable to Audit Committees in NASDAQ rule 4350(d). While Clean Diesel is not listed on a recognized stock exchange, the Board generally follows certain policies of The Nasdaq Stock Market, Inc. as best practice.

     Meetings

     During 2006 there were eight meetings of our Board of Directors, three meetings of the Compensation and Nominating Committee and four meetings of the Audit Committee. The Board held one executive session; the Compensation and Nominating Committee, two executive sessions; and the Audit Committee, two executive sessions. Each Director attended during 2006 at least 75% of Board and Committee meetings of which he was a member. Executive sessions are held without the presence of management, except by invitation to provide information. Each Director attended the 2006 annual meeting. Although Clean Diesel does not have a formal policy relating to director attendance at annual meetings, we anticipate that all of the directors will attend the 2007 annual meeting.

     Code of Business Ethics and Conduct

     On the recommendation of the Audit Committee, the Board has adopted a Code of Business Ethics and Conduct applicable to all of our officers and which is available for viewing on the Clean Diesel web site <www.cdti.com>. Changes to or waivers of the requirements of the Code will be posted to the web site and reflected in appropriate Securities and Exchange Commission filings.


    PROPOSAL 2. APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has reappointed the firm of Eisner LLP, Certified Public Accountants ("Eisner"), to be Clean Diesel's independent registered public accounting firm for the year 2007 and submits that reappointment to stockholders for ratification. Eisner, an independent member of Baker Tilly International, was also engaged to perform that service by the Audit Committee for the 2006 audit. A representative of Eisner is not expected to be present at the meeting.

     Audit Fees

     Fees for professional services provided by Eisner in the last two fiscal years by category were:

                     2006     2005
                    -------  -------
Audit Fees          $61,000  $65,178
Audit-Related Fees     -        -
Tax Fees               -        -
All Other Fees         -        -
                    -------  -------
                    $61,000  $65,178
                    =======  =======

     Audit Fees include fees for the audit of the financial statements, quarterly reviews and assistance with regulatory filings and compliance.

     Pre-Approval Policies and Procedures

     The Clean Diesel Audit Committee policy is that it must approve in advance an engagement of our independent registered public accounting firm for any audit or non-audit service.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES VOTING IS REQUIRED FOR THE APPROVAL OF THIS PROPOSAL. THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

     REPORT OF THE AUDIT COMMITTEE

     Management is responsible for Clean Diesel's internal controls and its financial reporting. Eisner, the independent registered public accountant, is responsible for performing an audit of Clean Diesel's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for expressing an opinion on those financial statements based on their audit. The Audit Committee reviews these processes.

     Management has represented that Clean Diesel's internal controls were effective at December 31, 2006. Management has also represented that Clean Diesel's 2006 consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee has reviewed and discussed those financial statements with both management and Eisner and has reviewed and discussed with Eisner its report on those financial statements. The Committee has discussed with Eisner the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

     The Committee has received the written disclosures and the representation letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent auditors their independence.

     Based on the representations and the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Clean Diesel's Annual Report on Form 10-K for the year ended December 31, 2006 and filed with the Securities and Exchange Commission.

     This report has been provided by the following members of the Audit
Committee: D. R. Gray, Chairman, J. J. McCloy II and D. F. Merrion.


   PROPOSAL 3. APPROVAL OF REVERSE STOCK SPLIT AND REDUCTION IN PAR VALUE AND
                  AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

GENERAL

     For the reasons set forth below, we are asking you to approve an amendment to our certificate of incorporation to (i) effect a reverse stock split of our Common Stock, (ii) decrease the number of authorized shares of our Common Stock, and (iii) decrease the par value of our Common Stock from $0.05 par value per share to $0.01 par value per share. Pursuant to the Proposed Amendment, each outstanding five (5) shares of Common Stock would be combined into and become one share of Common Stock (the "Reverse Stock Split") and the number of authorized shares of our Common Stock would be decreased from 45 million shares to 12 million shares. To avoid the existence of fractional shares of our Common Stock because of the Reverse Stock Split, stockholders who would otherwise be entitled to receive fractional shares of our Common Stock will receive a cash payment instead. As of April 9, 2007, we had 32,195,008 shares of Common Stock issued and outstanding. Based on the number of shares of our Common Stock issued and outstanding as of April 9, 2007, immediately following the completion of the Reverse Stock Split, we would have approximately 6,439,001 shares of our Common Stock issued and outstanding.

     On April 20, 2007, our Board resolved to adopt the following resolution amending our certificate of incorporation, subject to the approval of a majority of the outstanding Common Stock and further resolved that the amendment is advisable and should be recommended to the stockholders for their approval:

     BE IT RESOLVED, that Article 4 of the Corporation's certificate of incorporation be amended (the "Proposed Amendment") by revoking in its entirety the first paragraph of said Article 4 and the following being substituted in its place, as follows:

     "4. The corporation shall have authority to issue the total number of Twelve Million One Hundred Thousand (12,100,000) Shares of the par value of $0.01 per share, amounting in the aggregate to One Hundred Twenty One Thousand Dollars ($121,000), and of such shares Twelve Million
     (12,000,000) shall be designated as common stock and One Hundred Thousand (100,000) shall be designated as preferred stock. Effective at 6:00 p.m. (Eastern Time) on the date of filing of this Certificate of Amendment (such time, the "Effective Time"), every five (5) shares of common stock outstanding immediately prior to the Effective Time (such shares, the "Old Common Stock") shall automatically without further action on the part of the Corporation be combined into one (1) fully paid and nonassessable share of common stock (the "New Common Stock"), subject to the treatment of fractional shares described below. From and after the

     Effective Time, certificates representing the Old Common Stock shall, without the necessity of presenting the same for exchange, represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. There shall be no fractional shares issued. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of common stock not evenly divisible by five (5), will be entitled to receive cash in lieu of fractional shares at the value thereof on the date of the Effective Time as determined by the Board of Directors."

     If the Proposed Amendment is approved by our stockholders, we will implement the Proposed Amendment by filing a certificate of amendment containing the Proposed Amendment with the Secretary of State of the State of Delaware.
The actual timing for the filing of the Proposed Amendment will be determined by the Board. We currently anticipate that if the Proposed Amendment is approved by stockholders at the Annual Meeting, it would be filed as soon as practicable thereafter.

     Approval of the Proposed Amendment requires the affirmative vote of at least a majority of the voting power of our issued and outstanding Common Stock.

     The following table summarizes the effect of the Reverse Stock Split on our capital structure, assuming the Reverse Stock Split had taken place on December 31, 2006:

                                                December 31, 2006
                                             ------------------------
                                               Actual      Proforma
                                             -----------  -----------
Preferred stock, par value
$0.05, authorized 100,000;
no shares issued and outstanding             $      ---   $      ---

Common Stock, par value
$0.05 per share and $0.01
per share, respectively;
45,000,000 and 12,000,000 shares,
authorized, respectively;
29,822,468 and 5,964,493 shares
issued and outstanding, respectively              1,491           59

Subscribed and to be issued
3,339,994 and 667,998 shares, respectively          167            7

Additional paid-in-capital                       51,263       52,855

Accumulated other
comprehensive income                                  4            4

Accumulated deficit                             (44,977)     (44,977)
                                             -----------  -----------

Total stockholders' equity                   $    7,948   $    7,948
                                             ===========  ===========

REVERSE STOCK SPLIT

Reasons for the Reverse Stock Split

     We believe that the Reverse Stock Split is necessary for us to achieve the listing of our Common Stock on a national exchange or market. Our Common Stock is currently quoted on the Over-the-Counter Bulletin Board, or

OTCBB. Alternative markets such as the OTCBB are generally considered to be less efficient and not as widely followed as national exchanges or markets such as those operated by NASDAQ or the American Stock Exchange. In addition, certain mutual funds and other institutional investors are prohibited by their bylaws from investing in companies that trade on alternative markets such as the OTCBB.

     In order for us to list our Common Stock on a market operated by NASDAQ or the American Stock Exchange, we must satisfy certain listing standards, some of which require a minimum bid price. For example, certain listing standards of the NASDAQ Capital Market would require that our stock have a minimum bid price of at least $4.00 per share. In addition, certain listing standards of the American Stock Exchange would require that our stock have a minimum bid price of at least $2.00 per share. As of April 9, 2007, the closing price for our Common Stock as reported on the OTCBB was $2.29 per share. However, we cannot predict whether this share price will be maintained or increased in the future.

     In December 2006, we entered into private placements by investors of 7,000,000 shares of our Common Stock and warrants for the purchase of an additional 7,000,000 shares of our Common Stock for the total gross sales price of $9.5 million. We undertook to file a registration statement under the Securities Act of 1933, as amended, covering the shares and the shares of our Common Stock underlying the warrants following completion of the audit of our financial statements for the year 2006, and we also undertook to apply for the listing of our outstanding Common Stock on the American Stock Exchange or another recognized U.S. stock exchange at such time as the Company should satisfy the applicable listing requirements.

     Historically, the results of reverse stock splits on market price have varied. In some instances the markets have reacted negatively to such reverse stock splits. Our Common Stock may be negatively affected if we proceed with the Reverse Stock Split. However, we believe that our circumstances and rationale for the Reverse Stock Split differentiate us from many other companies that have completed reverse stock splits. Among other things, we would be completing the Reverse Stock Split to qualify our stock for listing, whereas many other companies have completed reverse stock splits to avoid delisting in the face of financial or operational circumstances.

     We expect that the Reverse Stock Split would increase the market price of our Common Stock so that we would be more likely to satisfy the minimum bid price listing standards of a national market or exchange like the NASDAQ Capital Market or the American Stock Exchange. However, we cannot predict the effect of the Reverse Stock Split upon the market price of our Common Stock. It is possible that the per share price of our Common Stock after the reverse split will not rise in proportion to the reduction in the number of shares of our Common Stock resulting from the Reverse Stock Split, and there can be no assurance that the market price of our Common Stock will either exceed or remain in excess of the minimum bid price for a sustained period of time following the Reverse Stock Split. The market price of our Common Stock may be based also on other factors that may be unrelated to the number of shares outstanding, including our future performance. However, we believe that the proposed Reverse Stock Split, when implemented, is likely to result in the market price of our Common Stock rising to the level necessary to satisfy the minimum bid price requirement for listing on a national exchange or market.

     We also believe that the increased market price of our Common Stock expected as a result of the Reverse Stock Split may improve the marketability of our Common Stock and encourage interest and trading in our Common Stock. The current market price of our Common Stock places it in a category known as "penny stock" and we believe that as a result of the Reverse Stock Split our Common Stock will no longer be categorized as a "penny stock" and thus result in a broader market for our Common Stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. On the other hand, the liquidity of our Common Stock may be adversely affected by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split.

     THERE CAN BE NO ASSURANCE THAT THE SHARES OF OUR COMMON STOCK WILL, FOLLOWING THE REVERSE STOCK SPLIT, TRADE AT A PRICE THAT WOULD ALLOW OUR COMMON STOCK TO BE LISTED ON A NATIONAL EXCHANGE OR MARKET.

Board Discretion to Implement the Reverse Stock Split

     Notwithstanding approval of the Reverse Stock Split by the stockholders, the Board may, in its sole discretion, abandon the Proposed Amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the Reverse Stock Split.

EFFECTIVE INCREASE IN AUTHORIZED CAPITAL

     Our restated Certificate of Incorporation currently authorizes the issuance of 45,000,000 shares of Common Stock with a par value of $0.05 per share and 100,000 shares of Preferred Stock with a par value to be determined by the Board. Although the proposed Reverse Stock Split will not effect the rights of stockholders or any stockholders' proportionate equity interest in the Company, the number of authorized shares of Common Stock will not be reduced proportionately to the ratio in the Reverse Stock Split. Instead of decreasing the number of authorized shares in proportion with the Reverse Stock Split, we have reduced the number of authorized shares to a number that will leave shares of authorized capital available to be issued. This will allow the Board to issue authorized and unissued shares without further stockholder action for any proper corporate purpose, including conversion of warrants or exercise of options. The Board believes it is prudent to have a number of shares available to be issued to take advantage of potential future transactions on terms favorable to Clean Diesel.

     At April 9, 2007, we had outstanding 32,195,008 shares of Common Stock, leaving a total of 12,804,992 authorized and unissued shares of Common Stock available for future issuances. Of this number, essentially all of the authorized and unissued shares are reserved for issuance pursuant to warrants and options and stock subscriptions. As part of the Reverse Stock Split, the total number of shares of Common Stock that we are authorized to issue would be reduced from 45,000,000 to 12,000,000. Following the Reverse Stock Split, we will have approximately 6,439,001 shares of Common Stock outstanding, leaving approximately 5,560,999 authorized but unissued shares of Common Stock available for issuance. Of this number, and after the reservation of shares issuable on the exercise of warrants and options and subscribed shares, 2,945,478 shares would be available for issuance by the Board. As a result, even though we are reducing the number of shares we are authorized to issue, the net effect is an increase in the number of shares available to be issued.

     Dilution

     The effect of the issuance of additional Common Stock, directly or upon exercise of options or warrants, if subsequently issued, has potentially dilutive effects on stockholders. The issuance of Common Stock or Preferred Stock (or event the potential issue) may have a depressive effect on the market price of CDT's securities and may dilute the voting power of the outstanding Common Stock. Also the issue of additional shares of Common Stock or Preferred Stock, or options or warrants to purchase such shares, would reduce stockholders' rights to the net assets of Clean Diesel on dissolution.

     Anti-Takeover Effect

     Although the amendment is not motivated by anti-takeover concerns and is not considered by the Board to be an anti-takeover measure, the availability of additional authorized Common Stock could be utilized as such. In addition to financing purposes, Clean Diesel could also issue shares of Common Stock for a series of Preferred Stock that may, depending on the amount of shares, make more difficult or discourage an attempt to obtain control of Clean Diesel by means of a merger, tender offer, proxy contest or other means. The Board, might when it is determined to be in the best interest of the stockholders, create voting, including class voting, or other impediments to obtaining control of Clean Diesel.

REDCTION IN PAR VALUE

     As part of the Reverse Stock Split we are reducing the par value of our Common Stock from $0.05 per share to $0.01 par value per share. Par value is a term that was historically used to protect stockholders from being unfairly diluted. It referred to the minimum price at which stock of a company could legally be issued or sold. Under modern corporation law, the importance of par value has decreased, and many state corporation statutes have eliminated the concept altogether. Our Board believes that the par value of our Common Stock should be decreased to $0.01 par value, a level commonly used by other companies.

PRINCIPAL EFFECTS OF THE PROPOSED AMENDMENT

     If approved and implemented, the principal effects of the Proposed Amendment would include the following:

     - each five existing shares of Common Stock you own would be converted into one new share of Common Stock;

     - the total number of shares of Common Stock that we are authorized to issue would be reduced from 45,000,000 to 12,000,000;

     -    the remaining shares available to be issued would increase;

     - the par value per share will decrease from $0.05 per share to $0.01 par value per share;

     - appropriate adjustments will be made to stock options, restricted stock and deferred shares granted under Company plans to maintain the economic value of the award; and

     - the number of shares of our Common Stock reserved for issuance under our existing stock-based compensation plans will be reduced to one-fifth of the number of shares currently reserved for issuance under such plans.

     The shares of Common Stock resulting from the Reverse Stock Split will remain fully paid and non-assessable. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. As described below, stockholders holding fractional shares will be entitled to cash payments instead of fractional shares. The number of stockholders of record also will not be affected by the Reverse Stock Split.

Fractional Shares

     No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise will be entitled to receive fractional shares because they hold a number of shares of Common Stock not evenly divisible by five (5) will be entitled, upon surrender to the exchange agent of any certificate(s) representing such shares, to receive cash in an amount equal to the value of that factional share on the date of effectiveness as determined by the Board of Directors.

Accounting Matters

     The par value of each share of our Common Stock will decrease to $0.01 per share after the Reverse Stock Split. As a result, as of the effective time of the Proposed Amendment, the stated capital on our balance sheet attributable to our Common Stock will be reduced proportionately based on the Reverse Stock Split Ratio of one for five, and will be further reduced based on the change in par value. The additional paid-in capital account will be credited with the amount by which the stated capital is reduced.

     In future financial statements, we will restate net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split to give retroactive effect to the Reverse Stock Split.

No Dissenting, Appraisal or Preferential Rights

     Stockholders do not have any dissenting, appraisal or preferential rights under the Delaware General Corporation Law or under our restated certificate of incorporation in connection with the Reverse Stock Split.

Resales of Restricted Securities

     The proposed amendment will not affect the transferability of shares of our Common Stock or any present restriction on the sale of such shares. Therefore, for purposes of determining the relevant holding period as prescribed by Rule 144 under the Securities Act of 1933, as amended, the shares of our Common Stock to be issued to each stockholder after the effective time of the Reverse Stock Split will be deemed to have been acquired on the date on which the stockholder acquired the shares of Common Stock held immediately prior to the effective time of the Reverse Stock Split.

Procedure for Effecting Reverse Stock Split and Surrender of Stock Certificates

     If stockholders approve the Proposed Amendment, we will file with the Secretary of State of the State of Delaware a certificate of amendment to our certificate of incorporation containing the Proposed Amendment. The Reverse Stock Split will become effective at the time of filing of, or at such later time and date as is specified in, the certificate of amendment, which we refer to as the "effective time." Beginning at the effective time, each certificate representing shares of our Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares of Common Stock into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split.

     We will advise registered stockholders who hold physical certificates of the procedures to be followed to exchange those certificates in a letter of transmittal to be sent to those stockholders. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be replaced with certificates evidencing the new shares, giving effect to the Reverse Stock Split.

             STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES
         AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO

United States Federal Income Tax Consequences

     The following is a summary of the material U.S. federal income tax consequences to our stockholders of the proposed Reverse Stock Split. This summary does not purport to address all of the U.S. federal income tax consequences that may be applicable to any particular stockholder holding our Common Stock.

     This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated under the code, published rulings, court decisions and statements by the Internal Revenue Service (the "IRS"), and other applicable authorities on the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. The Company has not and will not request a ruling from the IRS as to the U.S. federal income tax consequences of the Reverse Stock Split, and the following discussion is not binding on the IRS, or the courts or any other governmental taxing authorities. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers, and tax-exempt entities. Further, it does not address any state, local, or foreign income, or other tax consequences, or any consequences based on facts particular to a given holder. This summary assumes that the shares of our Common Stock are held as "capital assets", as defined in the Code (generally, property held for investment), immediately prior to and immediately following the Reverse Stock Split. The Reverse Stock Split will be deemed to be a tax-free recapitalization to Clean Diesel and its stockholders to the extent that outstanding shares of Common Stock are exchanged for a reduced number of shares of Common Stock. Therefore, neither Clean Diesel nor its stockholders will recognize any gain or loss for federal income tax purposes as a result thereof.

     Subject to the discussion below concerning the treatment of the receipt of cash payments for fractional shares, we believe that the material U.S. federal income tax consequences of the proposed Reverse Stock Split are as follows:

  - No gain or loss will be recognized for U.S. federal income tax purposes by the Company as a result of the proposed Reverse Stock Split.

  - A stockholder's aggregate basis for the Common Stock immediately after the proposed Reverse Stock Split will be the same as the stockholder's aggregate basis for the Common Stock held by that stockholder immediately before the Reverse Stock Split.

  - The holding period for the Common Stock after the Reverse Stock Split for a given stockholder will include such stockholder's holding period for the Common Stock (held immediately prior to the proposed Reverse Stock Split) that is treated for U.S. federal income tax purposes as being exchanged therefor.

  - If any stockholder acquired shares of Common Stock at different times and at different costs, such stockholder will need to make separate basis calculations for each group of shares. Such stockholder should consult his tax advisor to determine the tax basis in his shares of Common Stock.

  - In general, if you receive cash instead of a fractional share of our Common Stock, you will recognize capital gain or loss based on the difference between the amount of cash received and your adjusted basis in our Common Stock (held immediately prior to the proposed Reverse Stock Split) that is attributable to the fractional share. The capital gain or loss will constitute long-term capital gain or loss if your holding period for our Common Stock (held immediately prior to the proposed Reverse Stock Split) is greater than one year. The deductibility of capital losses is subject to limitations.

     We cannot assure you that the Internal Revenue Service or the courts will not take contrary positions. You should consult your tax advisor for a full understanding of the tax consequences of the proposed Reverse Stock Split.

     IRS Circular 230 Disclosure: To ensure compliance with requirements imposed by the IRS, we inform you that (i) any U.S. federal tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Code and (ii) any such tax advice is written in connection with the promotion or marketing of the matters addressed herein. Stockholders should seek advice based on their particular circumstances from an independent advisor.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES IS REQUIRED FOR THE APPROVAL OF THIS PROPOSAL. THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information known to us regarding the beneficial ownership of common stock as of March 31, 2007 by (i) each person owning beneficially more than three percent(4) of the outstanding common; (ii) each of our directors or director nominee; (iii) the Named Executive Officers; and (iv) all directors and executive officers as a group.

                                                                     PERCENTAGE
                                                                    BENEFICIALLY
NAME AND ADDRESS(1)                           NO. OF SHARES (2)(3)    OWNED(4)
--------------------------------------------  --------------------  -------------
Beneficial Owner

Channel Hotels and Properties Limited (3)                1,613,192           5.0%
Udaset Holdings Limited                                  1,294,073           4.0%
Kanis SA                                                 1,668,855           5.2%
Trustees of Cadogan Family Settlement (3)(5)             1,558,278           4.6%
Positive Securities Limited (3)                          1,407,718           4.4%
Fuel Tech, Inc.(2)(3)                                    1,850,119           5.7%
Waltham Forest Friendly Society(2)(3)                    1,724,463           5.4%
Ruffer LLP (3)                                           3,325,860          10.1%
Hawkwood Fund Management (3)                             2,256,480           6.9%
Duckworth Esq.                                           2,000,000           6.2%
Ram Ltd.                                                 1,109,003           3.4%
Avenir Finances S.A.                                     1,578,868           4.8%

Directors, Nominees and
Named Executive Officers

Walter G. Copan (2)                                        112,354             *
John A. de Havilland (2)                                   274,761             *
Derek R. Gray (2)                                          998,502           3.1%
Charles W. Grinnell (2)                                    249,408             *
John J. McCloy II (2)                                      123,536             *
David Merrion (2)                                           80,000             *
R. Glen Reid (2)                                           144,666             *
Timothy Rogers (2)                                         207,408             *
Bernhard Steiner (2)                                       500,454           1.5%
Ann B. Ruple (2)                                            28,083             *

All Directors and Officers
as a Group (10 persons) (2)                              2,692,172           7.9%

* Less than 1%

     (1) The address of Channel Hotels and Properties Limited is Gouray Lodge, Le Mont de Gouray, Grouville, Jersey, Channel Islands JE3 9GH; of Udaset Holdings Limited is Lord Coutanche House, 62-68 Esplanade Street, St. Helier, Jersey, Channel Islands JE4 5PS; of Kanis SA, c/o SG Associates, Ltd., 45 Queen Anne Street, London W1G 9JF, U.K.; of Trustees of Cadogan Family Settlement is c/o May, May and Merrimans, 12 South Square, Grays Inn, London WC1R 5HH, U.K.; of Positive Securities Limited is 31, The Parade, St. Helier, Jersey, Channel Islands JE2 3QQ; of Fuel Tech, Inc. is 512 Kingsland Drive, Batavia IL 60510; of Waltham Forest Friendly Society is Key House, 342 Hoe Street, Walthamstow, London E17 9XP U.K.; of Ruffer LLP is 103 Wigmore Street, London W1U 1QS; and of Hawkwood Fund Management is The Jersey Trust Company, Elizabeth House, 9 Castle Street, St. Helier, Jersey, Channel Islands JE4 2QP; of Ram Ltd. is 45 Queen Anne Street, London W1G 9JF, UK; of Avenir Finances S.A. is Channel House, Forest Lane, St. Peter Port, Guernsey GY1 4HL U.K.; the address of directors, nominees and Named Executive Officers is c/o Clean Diesel Technologies, Inc., Suite 702, 300 Atlantic Street, Stamford, Connecticut 06901.

  (2) In addition to shares issued and outstanding, includes shares subject to options or warrants exercisable within 60 days for Channel Hotels and Properties Limited, 382,595 shares; Udaset Holdings Limited, 234,103 shares; Kanis SA, 206,432 shares; Positive Securities Limited, 90,164 shares; Waltham Forest Friendly Society, 25,000 shares; Fuel Tech, Inc., 25,000 shares; Hawkwood Fund Management, 740,740 shares; Ram Ltd., 383,520 shares; Avenir Finances SA, 789,434 shares; Dr. Copan, 90,741 shares; Mr. de Havilland, 206,317 shares; Mr. Rogers,

178,704 shares; Dr. Steiner, 330,000 shares; Mr. Gray, 331,794 shares; Mr. Grinnell, 220,000 shares; Mr. McCloy, 90,000 shares; Mr. Merrion, 80,000 shares; Mr. Reid, 144,666 shares; Ms. Ruple, 22,375 shares; and, for all directors and officers as a group, 1,694,596 shares. The amount for Mr. de Havilland and for directors and officers as a group does not include 16,537 shares owned by Mr. de Havilland's adult children as to which he disclaims beneficial ownership.

  (3) To our knowledge the directors and Named Executive Officers hold sole beneficial ownership and investment power over the shares reported; Fuel Tech, Inc. has sole beneficial ownership and investment power over its shareholdings; and the remaining beneficial owners have at least shared investment power over their shareholdings.

  (4) The percentages are percentages of outstanding stock and have been calculated by including warrants and options exercisable within 60 days by the respective stockholders. In addition 3% rather than 5% is presented in accordance with standard U.K. practice due to our listing on the Alternative Investment Market of the London Stock Exchange.

  (5) Mr. de Havilland is one of four trustees who have no beneficial interest in Cadogan Family Settlement.

                             EXECUTIVE COMPENSATION

REPORT OF COMPENSATION AND NOMINATING COMMITTEE

     The Compensation and Nominating Committee has reviewed and discussed with Management the Compensation Discussion and Analysis which appears immediately below in this proxy statement. Based on this review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation and Nominating Committee
John de Havilland, Chairman, Derek R. Gray and John Merrion


COMPENSATION DISCUSSION AND ANALYSIS

     Compensation Program Objectives

     We develop, design, market and license patented technologies and solutions that reduce harmful emissions from internal combustion engines, while simultaneously improving fuel economy and engine power. Continued investment in and protection of our intellectual property as well as intensive marketing and commercializing of our products to increase revenue are fundamental to us. We are committed to ensuring our growth and maximizing stockholder value. To that end, we have concentrated our efforts on enhancing our core technologies, building innovative product and service offerings, and promoting our expanding brand portfolio. Thus, our compensation programs are designed to enable us to achieve the following objectives:

     - to ensure that we remain as a market leader in the development of innovative, technical solutions;
     - to attract, engage and retain top talent that ensures the achievement of business goals, strategies and objectives;
     -    to support an integrated team-oriented philosophy; and
     -    to provide stockholders with a superior rate of return.

     Compensation Elements

     Our executive compensation program has as a primary purpose our need to attract, retain and motivate the highly trained, experienced individuals whose technical expertise and business talents will enable us to succeed. The key components of that program during the last fiscal year were base salary, annual bonus awards and long-term incentives, as follows.

     Base Salary

     Executive base salaries are approved by the Compensation and Nominating Committee on recommendation of the Chief Executive Officer, except that the base salary of the Chief Executive Officer is fixed by the Committee itself. In approving or fixing base salaries, the Committee acts in its collective business judgment and experience on what it understands to be fair, reasonable and equitable compensation in view of our requirements for recruiting and retention in a highly competitive market. In its deliberations, the Committee considers:

     -    the executive's compensation relative to other officers;
     -    recent and expected performance of the executive;
     -    our recent and expected overall performance; and
     -    our overall budget for base salary increases.

     In 2006, in an effort to control costs, we implemented a salary reduction program for our managers that reduced 2006 payroll expense by $101,000. The salary reductions for individuals were linked to the 2006 performance targets established for the 2006 cash bonus program described below.

     Annual Bonus Awards

     In 2006, potential cash awards under our incentive cash bonus program, called the Management Incentive Program ("MIP"), were designed to focus our managers on the achievement of Company financial targets for that year, as well as on individual objectives established at the commencement of the year.

     The 2006 MIP was structured as follows:

     -    Participation in the incentive program was limited to managers.

     - For every dollar of salary reduction under the salary reduction program described above, the participant would have the opportunity to recover that reduction by a cash bonus payable on the attainment of progress toward the U.S. and International sales goals for 2006. 25% of the bonus could be earned by meeting thresholds within the sales targets and the balance on meeting personal goals agreed by the relevant manager and approved by the Chief Executive Officer. Reduced salaries could be made good on attaining 65% of targets, another incremental amount almost equal to the salary reduction could be earned, if the revenue targets are attained, and, if revenues were to reach 150% of the target, an amount approaching three times the salary reduction could be earned.

     - In 2006, the financial metrics set for that year's bonus program were not achieved, and, accordingly, awards were not made to participants in the MIP. A limited number of employees, however, did receive cash bonuses awarded in the Committee's business judgment on an individual performance basis, principally related to our success in the 2006 fund raising effort and also with respect to individual efforts related to our technologies. The individual performance awards to the Named Executive Officers are set out in the "Bonus" column of the Summary Compensation Table below. The Committee's approval of specific bonus payments to individual employees was based on several considerations, including the employee's base salary and specific identifiable achievements. The 2006 bonus for Dr. Steiner was principally based on the Committee's evaluation of the value to Clean Diesel arising from Dr. Steiner's efforts in the 2006 fund raising program.

     Long-Term Incentives

     We have one equity-based employee compensation plan, referred to as the 1994 Incentive Plan, approved by the stockholders in 1994 and in 2002, under which awards may be granted to participants in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance awards, bonuses or other forms of share-based or non-share-based awards or combinations thereof. Participants in the 1994 Incentive Plan may be our directors, officers, employees, consultants or advisors (except consultants or advisors in capital-raising transactions) as the directors determine are key to the success of our business.

     Our long-term equity incentives are stock options and are designed to focus management on the long-term success of the Company as evidenced by appreciation of the Company's stock price over several years, by growth in its earnings per share and other elements, and thereby, to align the interests of the optionees with the interests of the stockholders.

     Details concerning stock options awarded in 2006 to the Named Executive Officers and to the directors are set out in the Summary Compensation Table and the Grants of Plan-Based Awards Table below.

     Management and Committee Compensation Actions for 2006

     On December 19, 2005, the Chief Executive Officer proposed to the Compensation and Nominating Committee certain base salary decreases in 2006 for management employees. In an executive session following that meeting the Committee independently fixed the 2006 salary of the Chief Executive Officer and, with several adjustments, approved the proposed salary reductions for other employees. Also at the same meeting the Committee approved of the Management Incentive Program for 2006 described above.

     On December 15, 2006, the Committee received the Chief Executive Officer's recommendations for stock option awards to current employees and, then, deferred action until later in 2007 until after the closing of the fund raising activities then being conducted. On January 4, 2007, the Committee recommended and the Board awarded stock options to acquire 625,000 shares of which 490,000 were awarded to management and other employees, 10,000 to an outside consultant and 125,000 to the non-executive directors.

     Ownership Guidelines

     We do not have a stock ownership policy for Senior Executives.

     Hedging and Insider Trading Policies

     We do not have a formal policy on hedging. We prohibit trading in our securities during closed periods which are the two months before the release of annual results and one month before the release of quarterly results.

     Equity Grant Practices

     Under the 1994 Incentive Plan, the Board grants stock option awards for a term of not more than ten years. Stock option awards are made by the full Board rather than the Compensation and Nominating Committee because the non-executive directors themselves are eligible for discretionary stock option awards. The awards have an exercise price per share equal to fair market value on the grant date. Fair market value is the mean of the high and low trading price, or if there are not trading prices, the bid and asked prices, reported in either case on both the Alternative Investment Market of the London Stock Exchange and the Over the Counter Bulletin Board. The grant date is the date of Board action but may be a future date tied to an event, such as commencement of employment. Under the current policy of the Board, awards to employees may be exercised one-third on the grant date and one-third on each of the first and second anniversaries of the grant date; option awards may in the discretion of the Board be Incentive Stock Options under Internal Revenue Code Section 422, if awarded to U.S. employees; on resignation, those options which may then be exercised continue to be exercisable for time periods depending on length of employment, so that such options are exercisable for 180 days, if employed less than three years; for two years, if employed for between three and five years; for three years, if employed between five and seven years; for five years if employed more than seven years; but in no event later than the basic ten year option term. In case of death, total disability or normal retirement, the portion of the option then vested shall continue in force and be exercisable until the expiration of the basic ten year term, but the then unvested portion of the option shall terminate and be of no effect.

     Retirement Benefits

     We have no defined benefit pension plan. We have a 401(k) Plan covering substantially all employees. The 401(k) Plan is an important factor in attracting and retaining employees as it provides an opportunity to accumulate retirement funds. Our 401(k) Plan provides for annual deferral of up to $15,500 for individuals until age 50, $20,500 for individuals 50 and older, or, as allowed by the Internal Revenue Code. We match 100% of employee contributions up to 4% of employee salary. Matching contributions vest immediately.

     Welfare Benefits

     In order to attract and retain employees, we provide certain welfare benefit plans to its employees, which include medical and dental insurance benefits. We may also provide other benefits to executives including group term life insurance and disability insurance. These benefits are not provided to non-employee directors.

     Employment Agreements; Severance Arrangements

     Each of the "Named Executive Officers," identified below in the Summary Compensation Table, is party to our form of employment agreement with similar provisions. These agreements are for indefinite terms except for Dr. Steiner whose agreement expires September 13, 2008. These agreements provide for severance benefits. The severance benefit is payable in the event of termination of employment because of physical incapacity or without cause. Termination of employment without cause is termination under circumstances other than resignation, retirement or cause and includes constructive discharge. Termination for cause, for which no severance is payable, is termination on account of conviction or plea of guilty to a felony, any instance of fraud, embezzlement, self dealing, insider trading or similar malfeasance with respect to the Company regardless of amount, substance or alcohol abuse, or other conduct for which dismissal has been identified by us in writing as a potential disciplinary measure.

     The severance benefit for incapacity for each of the officers is in the form of base salary for six months. The severance benefit for termination without cause is base salary and benefit continuation for varying time periods depending on the employee or until the employee finds comparable employment. Benefit continuation includes health and medical insurance, life insurance, 401(k) Plan match, and the employer's portion of social security. The time periods and estimated cash value of benefits are: for Dr. Steiner, six months ($153,000) or the remaining amount of his agreement, if less; for Ms. Ruple, six months ($77,500); for Dr. Copan, one year ($200,000); for Mr. Rogers, three months ($63,500); for Mr. Reid, six months ($82,200). The value of these estimated severance benefits is based on the amount of base salary and benefits payable from January 1, 2007 for the applicable time period.

     Under the several employment agreements, each of the officers is indefinitely obligated to maintain confidentiality of our proprietary information and to assign inventions made in the course of employment by us. Also, for two years after termination, the officers are required to report to us the nature of any employment. Severance benefits are not explicitly conditioned on these undertakings.

     Options Vesting on Change in Control

     Under the 1994 Incentive Plan, all outstanding options shown in the table below "Outstanding Equity Awards at Fiscal Year-End" for the Named Executive Officers will become immediately exercisable in the event that there is with respect to us, a "Change in Control." A "Change in Control" takes place if (a) any person or affiliated group becomes the beneficial owner of 51% or more of our outstanding securities, (b) in any two year period, persons in the majority of the board of directors cease being so unless the nomination of the new directors was approved by the former directors when they were in office, ( c) a business combination takes place where our shares are converted to cash, securities or other property, but not in a transaction in which our stockholders have proportionately the same share ownership before and after the transaction, or
(d) our stockholders approve of a plan for our liquidation or dissolution.

     Indemnification and Insurance

     Under our Certificate of Incorporation, indemnification is afforded our directors and executive officers to the fullest extent permitted by Delaware law. Such indemnification also includes payment of any costs which an indemnitee incurs because of claims against the indemnitee and provides for advancement to the indemnitee of those costs, including legal fees. We are, however, not obligated to provide indemnity and costs where it is adjudicated that the indemnitee did not act in good faith in the reasonable belief that the indemnitee's actions were in our best interests, or, in the case of a settlement of a claim, such determination is made by our Board of Directors.

     We carry insurance providing indemnification, under certain circumstances, to all of its subsidiaries' directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. The current annual premium for this policy is $61,000.

     No payments have been made to any of our past or present directors or officers for such indemnification or under any insurance policy.

     Compensation Recovery Policies

     We maintain a policy that we will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer, if such executive engages in misconduct that caused or partially caused a restatement of our financial results, in accordance with section 304 of the Sarbanes-Oxley Act of 2002. If circumstances warrant, we will seek to recover appropriate portions of the executive officer's compensation for the relevant period, as provided by law.

     Tax Deductibility of Executive Compensation

     We review and consider the deductibility of executive compensation under the requirements of Internal Revenue Code Section 162(m), which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid under our incentive plans is generally fully deductible for federal income tax purposes.

Accounting for Equity-Based Compensation

     On January 1, 2006, we began accounting for the equity-based compensation issued under the Incentive Plan in accordance with the requirements of FASB Statement of Financial Accounting Standards No. 123(R), "Share-based Payment."

                           SUMMARY COMPENSATION TABLE

     The table below sets forth information concerning fiscal year 2006 compensation for the "Named Executive Officers" in all capacities awarded to, earned by or paid to Dr. Bernard Steiner, President and Chief Executive Officer; Ann B. Ruple, CPA, Vice President, Treasurer and Chief Financial Officer; Dr. Walter G. Copan, Executive Vice President North America and Chief Technical Officer; Timothy Rogers, Executive Vice President, International; R. Glen Reid, Vice President Sales and Marketing. Also included is information for James M. Valentine, former President and Chief Operating Officer; and for David W. Whitwell, former Senior Vice President - Administration, Treasurer and Chief Financial Officer, both of whom were in office for a portion of the year 2006.

                                                                              Non-Equity
                                                                            Incentive Plan     All Other
                                                 Bonus     Option Awards     Compensation     Compensation
Name and Principal Position   Year    Salary      (4)           (5)            ($) (4)            (6)          Total
----------------------------  -----  ---------  --------  ---------------  ----------------  --------------  ---------
            (a)                (b)      (c)       (d)           (e)              (f)              (g)           (h)
Bernhard Steiner               2006  $ 222,172  $67,585   $            -   $             -   $      66,269   $ 356,026
President and
Chief Executive Officer

Ann B. Ruple (1)               2006  $   8,247  $     -   $       73,888   $             -   $           -   $  82,135
Vice President, Treasurer
and Chief Financial Officer

Walter G. Copan                2006  $ 195,000  $25,000   $            -   $             -   $      27,446   $ 247,446
Executive Vice President
North America and Chief
Technical Officer

Timothy Rogers                 2006  $ 227,096  $19,643   $            -   $             -   $           -   $ 246,739
Executive Vice President
International

R. Glen Reid                   2006  $ 163,797  $     -   $            -   $             -   $      27,304   $ 191,101
Vice President
Sales and Marketing

James M. Valentine (2)         2006  $  17,263  $     -   $            -   $             -   $     357,475   $ 374,738
Former President and
Chief Operating Officer

David W. Whitwell (3)          2006  $ 174,137  $     -   $            -   $             -   $      25,703   $ 199,840
Former Senior Vice
President -Administration,
Treasurer and Chief
Financial Officer

(1)  Ms. Ruple commenced employment on December 13, 2006.
(2) Mr. Valentine resigned on January 19, 2006 and, based on legal advice, he was entitled to base salary and benefits continuation for one year or until he obtained comparable employment. Thus, Mr. Valentine's salary to his resignation date is reflected in column (c) and his salary and benefits continuation thereafter is reflected in column (g).
(3) Mr. Whitwell resigned effective November 13, 2006. No severance payments were due to Mr. Whitwell following his resignation.
(4) Bonus payments were for personal performance. No incentive awards were earned under the 2006 Incentive Plan. The salary and bonus payments to Dr. Steiner and Mr. Rogers were paid in euros and sterling, respectively, and were valued by the dollar conversion rate for those currencies as reported in the Wall Street Journal with respect to banking transactions of $1 million or more as of the date accrued.
(5) The option award was 50,000 shares on December 13, 2006 to Ms. Ruple and does not represent cash paid to the optionee. The dollar amounts reflect the aggregate grant fair date value in accordance with SFAS No. 123R. The methodology of and all assumptions made in the valuation of these option awards are disclosed in Note 7 to Clean Diesel Technologies' Consolidated Financial Statements for the fiscal year 2006.
(6) "All Other Compensation" includes salary continuation, 401K match, life insurance premiums, disability insurance premiums, medical and dental insurance premiums, and, for Dr. Steiner, includes 50,000 ($67,585) pursuant to his employment agreement as cash in lieu of medical and retirement plan benefits.

                          GRANTS OF PLAN-BASED AWARDS

     The following table sets out information relating to grants of plan-based awards to the named executive officers in the fiscal year 2006.

                                                                                    All Other                             Grant
                                                                                     Option                             Date Fair
                                                                                     Awards:     Exercise               Value of
                                    Estimated Future Payouts Under Non-Equity       Number of    or Base     Closing      Stock
                                              Incentive Plan Awards                Securities    Price of     Price        and
                                    -----------------------------------------      Underlying     Option     Date of     Option
               Grant    Meeting       Threshold          Target         Maximum    Options (2)    Awards      Grant      Awards
Name         Date (1)     Date           ($)               ($)            ($)          (#)         ($)         ($)         ($)
Bernhard
  Steiner            -  12/19/05   $        28,666   $       172,000  $   257,999            -           -          -            -

Ann B.
  Ruple       12/13/06  11/25/06                 -                 -            -       50,000  $     1.65  $    1.62  $    73,888

Walter G.
  Copan              -  12/19/05            13,332   $        80,000      119,988            -           -          -            -

Timothy
  Rogers             -  12/19/05            18,509   $        49,356       74,118            -           -          -            -

R. Glen
  Reid               -  12/19/05             6,489   $        17,305       25,957            -           -          -            -

James M.
  Valentine          -  12/19/05                 -                 -            -            -           -          -            -

David W.
  Whitwell           -  12/19/05             7,382   $        44,290       66,436            -           -          -            -

(1) The Board met to grant the option to Ms. Ruple on November 25, 2006 but to take effect and to be priced on her first date of employment so that the grant date was December 13, 2006.
(2) Under the current policy of the Board, employee options are granted for a ten year term to vest one third immediately and one third on each of the first and second anniversaries of grant. The option award to Ms. Ruple was an incentive stock option. With the exception of this award, no stock option awards were made in 2006 to employees or officers.
(3) Our options are valued for exercise price purposes at the mean of the high and low trading prices or, if none, bid and asked prices, as reported on the Alternative Investment Market (U.K.) and the Over the Counter Bulletin Board (U.S.) on the grant date.


                        OPTION EXERCISES AND STOCK VESTED

     There were no exercises of stock options or vesting of stock with respect to Named Executive Officers during the 2006 fiscal year.

                OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (1)

     The following table sets out information as to the Named Executive Officers concerning their unexercised options awards, by award outstanding at fiscal 2006 year-end.

                      Number of      Number of
                      Securities     Securities
                      Underlying     Underlying
                     Unexercised    Unexercised
                       Options        Options        Option      Option
                          #              #          Exercise   Expiration
       Name          Exercisable   Unexercisable     Price        Date
       (a)               (b)            (c)           (d)          (e)
-------------------  ------------  --------------  ----------  -----------
Bernard Steiner           150,000               -  $     1.84     09/13/14
                           50,000               -        1.94     12/09/14
                           66,667          33,333        1.02     12/20/15

Ann B. Ruple               16,667          33,333  $     1.65     12/13/16

Walter G. Copan            25,000          75,000  $    1.391     08/03/15
                           33,000          16,667       1.020     12/20/15

Timothy G. Rogers         100,000               -  $     1.95     09/30/13
                           20,000               -        1.94     12/09/14
                           33,333          16,667        1.02     12/20/15

R. Glen Reid               50,000               -  $     3.30     04/23/12
                           40,000               -        1.65     06/11/13
                           20,000               -        3.07     12/02/13
                           20,000               -        1.94     12/09/14
                           11,333           5,667        1.02     12/20/15

James M. Valentine         42,500               -  $    4.625     02/06/07
                           29,885               -         .90     06/14/09
                           75,000               -        2.50     02/10/10
                           60,000               -       1.965     03/14/11
                          100,000               -        2.90     03/13/12
                           80,000               -        1.65     06/11/13
                           40,000               -        3.07     12/02/13
                           30,000               -        1.94     12/09/14
                            8,889               -        1.02     12/20/15

David W. Whitwell          60,000               -  $    2.375     11/10/09
                           40,000               -       1.965     03/14/11
                           80,000               -        2.90     03/13/12
                           44,552               -        1.65     06/11/13
                           31,000               -        3.07     12/02/13
                           20,000               -        1.94     12/09/14
                           33,333               -        1.02     12/20/15

(1) The option expiration date indicated is the tenth anniversary of the date of grant. Each of the foregoing options is for a ten year term and vests as to the shares granted, one third on grant and one third on the first and one third on the second anniversaries of grant. On resignation, those of the above options which have not expired may continue to be exercisable for time periods depending on length of employment, so that such options are exercisable for 180 days, if employed less than three years; for two years, if employed for between three and five years; for three years, if employed between five and seven years; for five years if employed more than seven years; but in no event later than the basic ten year option term. In case of death, total disability or normal retirement, the portion of the option then vested shall continue in force and be exercisable until the expiration of the basic ten year term, but the then unvested portion of the option shall terminate and be of no effect.

                              DIRECTOR COMPENSATION

     In 2006, our directors were paid an annual retainer of $30,000. The Chairman of the Board and the Chairman of the Audit Committee received, respectively, an additional annual retainer of $30,000 and $10,000. Retainers were paid quarterly in arrears. There are no meeting fees. The retainers may, at the director's election be paid in the form of restricted stock valued at the average of the high and low trading prices in each quarter. Directors are also eligible for stock option awards. Stock option awards to non-executive directors are, under the current policy of the Board, for a ten year term and are fully vested when granted. Directors who are also our employees or executive officers receive no compensation for their service as directors as such, and accordingly, Messrs. Grinnell and Steiner are not included in the table.

                      SUMMARY DIRECTOR COMPENSATION TABLE

     The following table shows for our non-executive directors all compensation earned in 2006 on account of fees, whether paid in cash or stock, and stock option awards.

                      Fees Earned
                           Or
                      Paid in Cash    Option Awards    Total
       Name             ($) (1)          ($) (2)        ($)
-------------------  --------------  ---------------  --------
        (a)               (b)              (d)          (e)
J. A. de Havilland   $   30,000 (1)  $            -   $ 30,000

D. R. Gray               70,000 (1)               -     70,000

J. J. McCloy II          30,000                   -     30,000

D. F. Merrion            13,750              82,843     96,593

(1) Of these fee amounts, Messrs. de Havilland and Gray, respectively, accepted payments for $15,000 in the form of 11,180 shares and for $70,000 in the form of 52,174 shares. These shares which were valued at the high and low trading prices over the quarter in which the fees were earned, are not deferred compensation and, having been purchased, are not stock awards.
(2) No stock options were awarded in 2006 to the directors, except to Mr. Merrion. The value shown for Mr. Merrion's option was calculated in accordance with SFAS No. 123(R) and does not represent cash paid to the optionee.

         DIRECTORS OUTSTANDING STOCK OPTIONS AT 2006 FISCAL YEAR END (1)

     The following table sets out by grant date the outstanding options held at year end 2006 by the directors. All of these options are vested.

                           Number of
                           Securities
                           Underlying
                          Unexercised     Option      Option
                            Options      Exercise   Expiration
           Name                #          Price        Date
------------------------  ------------  ----------  -----------
           (a)                (b)          (c)          (d)
John A. de Havilland (1)        10,000  $     0.90     06/14/09
                                10,000  $     2.50     02/10/10
                                10,000  $    1.965     03/14/11
                                25,000  $     2.90     03/13/12
                                20,000  $     1.65     06/11/13
                                10,000  $     3.07     12/02/13
                                15,000  $     1.94     12/09/14
                                15,000  $     1.02     12/20/15
                                25,000  $     1.82     01/04/17

Derek R. Gray (1)               10,000  $     0.90     06/14/09
                                10,000  $     2.50     02/10/10
                                10,000  $    1.965     03/14/11
                                25,000  $     2.90     03/13/12
                                35,000  $     1.65     06/11/13
                                20,000  $     3.07     12/02/13
                                25,000  $     1.94     12/09/14
                                15,000  $     1.02     12/20/15
                                50,000  $     1.82     01/04/17

John J. McCloy II               50,000  $    1.575     06/09/15
                                15,000  $     1.02     12/20/15
                                25,000  $     1.82     01/04/17

David F. Merrion                55,000  $    1.675     11/13/16
                                25,000  $     1.82     01/04/17

(1) Excludes non-compensatory warrants issued in conjunction with investment transactions consummated by this director (see footnote 2 to the table, "Principal Stockholders and Stock Ownership of Management"). Each of these options is for a ten year term and was fully vested on date of grant.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT AND SERVICES AGREEMENT

     We entered into a Management and Services Agreement dated July 1995, as amended (the "Services Agreement") with Fuel Tech, Inc., successor to Fuel-Tech N.V. As of March 31, 2007, Fuel Tech, Inc. held 5.7% of our Common Stock. Services provided to us under the Services Agreement are principally legal services provided by Mr. Grinnell who is an employee and director of Fuel Tech, Inc. and a director of Clean Diesel. In 2006, 2005 and 2004, the amounts of $70,000, $71,000, and $69,000, respectively, were paid by us to Fuel Tech, Inc. on account these services. Mr. Grinnell will recuse himself from consideration of any transactions between these companies that may be, or may appear to be, material to either company.

TECHNOLOGY ASSIGNMENTS

     Our technology is comprised of patents, patent applications, trade or service marks, data and know-how. A substantial portion of this technology is held under assignments of technology from Fuel Tech, Inc. The assignments provide for running royalties payable to Fuel Tech, Inc. commencing in 1998 of 2.5% of gross revenues derived from platinum fuel catalysts. Such royalties incurred in 2006, 2005 and 2004 were $14,500, $10,300 and $7,450. We may at any time terminate the royalty obligation by payment to Fuel Tech, Inc. of $2.2 million in 2007 or $1.1 million in 2008.

                                    GENERAL

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on filings with the Securities and Exchange Commission, we believe that all our officers and directors were in compliance with 2006 filing requirements relating to beneficial ownership reports under Section 16(a) of the Securities Exchange Act of 1934, except that the following filings were delayed, each filing relating to a single transaction: The Form 3 due for Mr. Merrion on June 19, 2006 was filed on November 15, 2006; the Forms 4 due for Messrs. de Havilland and Gray on January 2, 2007 were filed January 10, 2007; the Form 4 due for Mr. Copan on January 2, 2007 was filed January 9, 2007.

STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement and proxy to be mailed to all stockholders entitled to vote at our 2008 annual meeting must be received in writing at the address set out on the Notice of Meeting on or before December 20, 2007 and thereafter, may be excluded.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Any stockholder desiring to send a communication to the Board, or any individual director, may forward such communication to the Corporate Secretary to our address set out on the Notice of Meeting. Under procedures fixed from time to time by the independent directors, the Corporate Secretary will collect and organize all such communications and forward them to the Board or individual director.

OTHER BUSINESS

     Management knows of no other matters that properly be, or are likely to be, brought before the Meeting other than those described in this proxy statement.

By Order of the Board of Directors

Charles W. Grinnell
Secretary

Stamford Connecticut
April __, 2007

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, UPON WRITTEN REQUEST, A COPY OF THE ANNUAL REPORT OF CLEAN DIESEL TECHNOLOGIES, INC. ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ALL SUCH REQUESTS SHOULD BE DIRECTED TO THE CORPORATE SECRETARY AT OUR ADDRESS ON THE NOTICE OF MEETING.

STATEMENTS IN THIS PROXY STATEMENT WHICH ARE NOT HISTORICAL FACTS, SO-CALLED "FORWARD-LOOKING STATEMENTS" ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
STOCKHOLDERS ARE CAUTIONED THAT ALL FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING THOSE DETAILED IN OUR FILINGS WITH THE SECURITIES EXCHANGE COMMISSION.

PROXY                                                                      PROXY

                      SOLICITED BY THE BOARD OF DIRECTORS

                        CLEAN DIESEL TECHNOLOGIES, INC.

                  ANNUAL MEETING OF STOCKHOLDERS - JUNE 7, 2007

     The undersigned hereby appoints Derek R. Gray, Bernhard Steiner, or Charles
W. Grinnell, each acting singly, with full power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Clean Diesel Technologies, Inc. ("Clean Diesel") which the undersigned may be entitled to vote at the annual meeting of stockholders of Clean Diesel to be held at the Edward VII Room, Durrants Hotel, George Street, London W1H 5BJ London, U.K., at 11:00 a.m. on Thursday, June 7, 2007, and at any adjournments or postponements of the meeting, for the approval of the proposals set forth below and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with and as described in the accompanying Notice of Meeting and Proxy Statement. The Board of Directors recommends a vote for election as director of each of the nominees and for each other proposal, and, if no direction is given, this proxy will be voted for all nominees and for such other items.

             IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE

                            . Fold and Detach Here .

1. To approve the election as directors of John A. de Havilland, Derek R. Gray, Charles W. Grinnell, John J. McCloy II, David F. Merrion and Bernhard Steiner.

FOR all nominees          WITHHOLD
listed above (except      AUTHORITY
as marked to the          to vote for all
contrary)                 nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

--------------------------------------------------------------------------------

2. To ratify the appointment of Eisner LLP as Clean Diesel's independent registered public accounting firm for the year 2007.

FOR     AGAINST     ABSTAIN

3. To authorize the directors to amend our certificate of incorporation to reduce our authorized capital to 12,100,000 shares, to reduce the par value of our shares to $0.01 per share, and to effect a reverse stock split of our Common Stock at an exchange ratio of five to one.

FOR     AGAINST     ABSTAIN


                              Dated                      ,2007
                                     --------------------

                              --------------------------------

                              --------------------------------
                                 (Signature of Stockholder)

                              Please sign exactly as name appears. If acting as attorney, executor, trustee or in other representative capacity, insert name and title.


STOCKHOLDERS IN GREAT BRITAIN SHOULD FORWARD THEIR PROXY CARDS TO CAPITA IRG, THE REGISTRY, 34 BECKENHAM ROAD, BECKENHAM KENT BR3 4TU, U.K. AND ALL OTHER STOCKHOLDERS TO AMERICAN STOCK TRANSFER AND TRUST COMPANY, 6201 15TH AVENUE, THIRD FLOOR, BROOKLYN NY 11219, USA, IN EITHER CASE IN THE ENCLOSED REPLY ENVELOPE.